Exhibit 3.2.10
EXHIBIT B 3.2.10 Current By-Laws as of BY—LAWS OF KODAK PHILIPPINES, LTD. (Formed under the laws of the State of New York) ARTICLE I SHAREHOLDERS SECTION 1. Annual Meeting. A meeting of shareholders shall be held annually for the election of directors and the transaction of other business on the second Tuesday in June, or, if it be a public holiday, on the next succeeding business day. SECTION 2. Special Meetings. Special meetings of the shareholders may be called by the Board of Directors or, subject to the control of the Board, by the President and shall be called by the Board upon the written request of the holders of record of a majority of the outstanding shares of the Corporation entitled to vote at the meeting requested to be called. SECTION 3, Place of Meetings. Meetings of shareholders shall be held at such place, within or without the State of New York, as may be fixed by the Board of Directors. If no place is so fixed, such meetings shall be held at the office of the Corporation in the State of New York. SECTION 4. Notice of Meeting. Notice of each meeting of shareholders shall be given in writing and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called Notice of a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling or requesting the meeting.

A copy of the notice of each meeting shall be given, personally or by first class mail, not less than ten nor more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. SECTION 5. Waiver of Notice. Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him. SECTION 6. Qualification of Voters, Unless otherwise provided in the certificate of incorporation, every shareholder of record shall be entitled to every meeting of shareholders to one vote for every share standing in his name on the record of shareholders. Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the by-laws of such corporation may provide, or. in the absence of such provisions, as the board of directors of such corporation may determine.

SECTION 7. Quorum of Shareholders. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by a subsequent withdrawal of any shareholders. The shareholders who are present in person or by proxy and who are entitled to vole may, by a majority of votes cast, adjourn the meeting despite the absence of a quorum. SECTION 8. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. SECTION 9. Vote or Consent of Shareholders. Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of shareholders.

ARTICLE II BOARD OF DIRECTORS SECTION 1. Power of Board and Qualification of Directors. The business of the Corporation shall be managed by the Board of Directors. Each director shall be at least twenty-one years of age. SECTION 2. Number of Directors. The number of directors constituting the entire Board of Directors shall be the number, not less than three, fixed from time to time by a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies. Until otherwise fixed by the directors, the number of directors constituting the entire Board shall be five. SECTION 3. Election and Term of Directors. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting and until their successors have been elected and qualified. SECTION 4. Quorum of Directors. One-third of the entire Board of Directors shall contitute a quorum for the transaction of business. SECTION 5. Meetings of the Board. An annual meeting of the Board of Directors shall be held in each year promptly after the annual meeting of shareholders. Regular meetings of the Board shall be held at such times as may be fixed by the Board. Special meetings of the Board may be held at any time upon the call of the President, the Secretary or any two directors. Meetings of the Board of Directors shall be held at such places as may he fixed by the Board for annual and regular meetings and in the notice of meeting for special meetings. If no place is so fixed, meetings of the Board shall be held at the office of the Corporation in Rochester, Monroe County, New York.

Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by-such means shall constitute presence in person at a meeting. No notice need be given of annual or regular meetings of the Board of Directors. Notice of each special meeting of the Board shall be given to each director either by mail two days prior to the meeting or by telegram, written message or orally to the director one day prior to the meeting. Notice of a meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. A notice, or waiver of notice, need not specify the purpose of any meeting of the Board of Directors. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

SECTION 6. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors by shareholders may be filled by vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring as a result of the removal of directors by shareholders shall be filled by the shareholders. A director elected to fill a vacancy, unless elected by the shareholders, shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until his successor has been elected and qualified. SECTION 7. Indemnification. Any person made, or threatened to be made, a party to any action or proceeding whether civil or criminal, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or serves or served any other corporation in any capacity at the request of the Corporation shall be indemnified by the Corporation, and the Corporation may advance his related expenses, to the full extent permitted by law. For purposes of this SECTION 7, the Corporation may consider the term “Corporation” to include any corporation which has merged or consolidated into the Corporation or of which the Corporation has acquired all or substantially all the assets in a transaction requiring approval by the shareholders of the corporation whose assets were acquired. The foregoing provisions of this SECTION 7 shall apply in respect of all alleged or actual causes of action accrued before, on or after September 1,1963, except that, as to any such cause of action which accrued before such date, the Corporation may provide, and any person concerned shall be entitled to, idemni-ficntion under and pursuant to any by-law or provision of the certificate of incorporation of the Corporation, statutory provision, or principle of common law, in effect prior to such date, all to the extent permitted by law.

ARTICLE III OFFICERS SECTION 1. Officers. The Board of Directors, as soon as may be practicable after the annual election of directors, shall elect a President, a Secretary and a Treasurer, and from time to time may elect or appoint such other officers as it may determine. Any two or more offices may be held by the same person, except that the same person may not hold the offices of President and Secretary, unless all of the stock of the Corporation is owned by one person. SECTION 2. Term of Office and Removal. Each officer shall hold office for the term for which he is elected or appointed, and until his successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer, his term of office shall extend to and expire at the meeting of the Board following the next annual meeting of shareholders. Any officer may be removed by the Board, with or without cause, at any time. SECTION 3. Powers and Duties. The officers of the Corporation shall have such authority and perform such duties in the management of the Corporation, as may be prescribed by the Board of Directors and, to the extent not so prescribed, they shall have such authority and perform such duties in the management of the Corporation, subject to the control of the Board, as generally pertain to their respective offices. Securities of other corporations held by the Corporation may be voted by any officer designated by the Board and, in the absence of any such designation, by the President, and Vice-President, the Secretary or the Treasurer. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

SECTION 4. Books and Records. The Board of Directors may determine whether and to what extent and at what times and places and under what conditions and regulations any accounts, books, records or other documents of the Corporation shall be open to inspection, and no creditor, security holder or other person shall have any right to inspect any accounts, books, records or other documents of the Corporation as except as conferred by statute or as so authorized by the Board, SECTION 5. Checks. Notes, etc. All checks and drafts on, and withdrawals from, the Corporation’s accounts with banks or other financial institutions, and all bills of exchange, notes and other instruments for the payment of money, drawn, made, indorsed, or accepted by the Corporation, shall be signed on its behalf by the person or persons thereunto authorized by, or pursuant to resolution of, the Board of Directors. ARTICLE IV FORMS OF CERTIFICATES SECTION 1. Forms of Share Certificates. The shares of the Corporation shall be represented by certificates, in such forms as the Board of Directors may prescribe, signed by the Chairman or a Vice-Chairman of the Board or the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

ARTICLE V OTHER MATTERS SECTION 1. Corporate Seal. The Board of Directors may adopt a corporate seal, alter such seal at pleasure, and , authorize it to be used by causing it or a facsimile to be affixed or Impressed or reproduced in any other manner. SECTION 2. Fiscal Year. The fiscal year of the Corporation shall be the calendar year or such other period as may be fixed by the Board of Directors. SECTION 3, Amendments. By-laws of the Corporation may be adopted, amended or repealed by vote of the holders of the shares at the time entitled to vote in the election of any directors. By-laws may also be adopted, amended or repealed by the Board of Directors, but any by-law adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as hereinabove provided.